SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement                                   Confidential, for Use of the
[X]    Definitive Proxy Statement                                    Commission Only (as permitted
[ ]    Definitive Additional Materials                                        by Rule 14a-6(e)(2))    [ ]
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Virginia Commerce Bancorp, Inc.
                (Name of Registrant as Specified in its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       1.     Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------

       2.     Aggregate number of securities to which transaction applies:

              ------------------------------------------------------------------

       3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              ------------------------------------------------------------------

       4.     Proposed maximum aggregate value of transaction:

              ------------------------------------------------------------------

       5.     Total Fee Paid:

              ------------------------------------------------------------------

[ ]    Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.     Amount Previously Paid:


       2.     Form, Schedule or Registration Statement No.:


       3.     Filing Party:


       4.     Date Filed:

                         VIRGINIA COMMERCE BANCORP, INC.

                            NOTICE OF ANNUAL MEETING

                                       AND

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 24, 2002

                         VIRGINIA COMMERCE BANCORP, INC.
                                5350 LEE HIGHWAY
                            ARLINGTON, VIRGINIA 22207

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 24, 2002


TO THE SHAREHOLDERS:

         The Annual Meeting of Shareholders of Virginia Commerce Bancorp, Inc. (the "Company") will be held at:

                      The Washington Golf and Country Club
                              3017 North Glebe Road
                               Arlington, Virginia

on April 24, 2002 at 4:00 p.m. for the following purposes:

         (1) To elect eight (8) directors to serve until their successors are duly elected and qualified;

         (2) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.


         Shareholders of record as of the close of business on March 22, 2002 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the meeting.

                                              By Order of the Board of Directors



                                              Robert H. L'Hommedieu
                                              Secretary


March 27, 2002









         PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, IF YOU DESIRE, REVOKE YOUR PROXY AND VOTE IN PERSON.

                         VIRGINIA COMMERCE BANCORP, INC.
                                5350 Lee Highway
                            Arlington, Virginia 22207

                      --------------------------------------
                         ANNUAL MEETING OF SHAREHOLDERS
                                 PROXY STATEMENT
                      --------------------------------------

                                  INTRODUCTION


         This proxy statement is being sent to shareholders of Virginia Commerce Bancorp, Inc., a Virginia corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held at 4:00 p.m. on April 24, 2002 (the "Meeting"), and at any adjournment or postponement of the Meeting. The purposes of the Meeting are:

         (1) electing eight (8) directors to serve until their successors are duly elected and qualified; and

         (2) transacting such other business as may properly come before the Meeting or any adjournment or postponement of the Meeting.

                  The Meeting will be held at:

                      The Washington Golf and Country Club
                              3017 North Glebe Road
                               Arlington, Virginia

         This proxy statement and proxy card are being sent to shareholders of the Company on or about March 27, 2002. A copy of the Annual Report to Shareholders of Virginia Commerce Bancorp, Inc. for the year ended December 31, 2001 also accompanies this proxy statement.




                            VOTING RIGHTS AND PROXIES

VOTING RIGHTS

          Only shareholders of record at the close of business on March 22, 2002, will be entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On that date, the Company had 2,720,816 shares of common stock, par value $1.00 per share (the "Common Stock"), outstanding, which will adjust to 3,400,790 shares as a result of the five for four stock split in the form of a 25% stock dividend payable April 12, 2002 to shareholders of record on March 15, 2002. At March 22, 2002, the outstanding Common Stock was held by approximately 750 shareholders of record. The Common Stock is the only class of the Company's stock of which shares are outstanding. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of the shareholders. Shareholders do not have the right to cumulate votes in the election of directors. Nominees receiving a plurality of the votes cast at the Annual Meeting in the election of directors will be elected as directors in the order of the number of votes received. The presence, in person or by proxy, of not less than a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting.


PROXIES

         Properly executed proxies received by the Company in time to be voted at the Meeting will be voted as specified by shareholders. In the absence of specific instructions, proxies received will be voted in favor of the election of the nominees for election as directors. Management does not know of any matters that will be brought before the Meeting, other than as described in this proxy statement. If other matters are properly brought before the Meeting, the persons named in the proxy intend to vote the shares to which the proxies relate in accordance with their best judgment.

         The judges of election appointed by the Board of Directors for the Meeting will determine the presence of a quorum and will tabulate the votes cast at the Meeting. Abstentions will be treated as present for purposes of determining a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the vote of shareholders. If a broker indicates that he or she does not have discretionary authority to vote any shares of Common Stock on a particular matter, such shares will be treated as present for general quorum purposes, but will not be considered as present or voted with respect to that matter.

         Please sign, date, mark and promptly return the enclosed proxy in the postage paid envelope provided for this purpose in order to assure that your shares are voted. You may revoke your proxy at any time before it is voted at the Meeting:

            o   by granting a later proxy with respect to the same shares;
            o by sending written notice to Peter A. Converse, President of the Company, at the address noted above, at any time prior to the proxy being voted; or
            o   by voting in person at the Meeting.

Attendance at the Meeting will not, in itself, revoke a proxy. If your shares are held in the name of your bank or broker, you will need additional documentation to vote in person at the meeting. Please see the voting form provided by your recordholder for additional information regarding the voting of your shares.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

SECURITIES OWNERSHIP OF DIRECTORS AND OFFICERS

         The following table sets forth certain information as of March 1, 2002 concerning the number and percentage of shares of the Company's Common Stock beneficially owned by its directors, nominees for director and by its directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the named person possesses sole voting and sole investment power with respect to all such shares.

                                                                            Number of Shares                 Percentage of Class
Name and Position                                                         Beneficially Owned                Beneficially Owned(1)
------------------------------------------------------------    --------------------------------------   ---------------------------
Leonard Adler, Director                                                      55,398(2)                               2.02%

Peter A. Converse, President, CEO and Director                              128,026(3)                               4.53%

Frank L. Cowles, Jr., Director                                               55,927(4)                               2.03%

W. Douglas Fisher, Chairman of the Board of Directors                       105,524(4)(5)                            3.84%

David M. Guernsey, Vice Chairman of the Board of Directors                   38,728(4)(6)                            1.41%

Robert H. L'Hommedieu, Director and Secretary                               111,239(4)                               4.04%

Norris E. Mitchell, Director                                                127,986(4)                               4.65%

Arthur L. Walters, Vice Chairman of the Board of Directors                  443,599(4)(7)                           16.13%

All directors and executive officers as a group (11 persons)              1,110,917(8)                              36.18%
------------------------------------------------------------

(1) Based on 2,720,816 shares outstanding as of March 1, 2002, except with respect to individuals holding options or warrants to acquire Common Stock exercisable within sixty days of March 1, 2002, in which event represents percentage of shares issued and outstanding as of March 1, 2002 plus the number of such options or warrants held by such person, and all directors and officers as a group, which represents percentage of shares outstanding as of March 1, 2002 plus the number of such options or warrants held by all such persons as a group.

(2) Includes presently exercisable options and warrants to acquire 22,053 shares of Common Stock.

(3) Includes presently exercisable options to acquire 107,330 shares of Common Stock.

(4) Includes presently exercisable options and warrants to acquire 30,121 shares of Common Stock.

(footnotes continued on following page)

(footnotes continued from prior page)

(5) Includes 73,205 shares held jointly by Mr. Fisher and his wife over which they share voting and investment power.

(6) Includes 8,407 shares held by Guernsey Office Products, Inc., of which Mr. Guernsey is Chief Executive Officer and principal shareowner.

(7) Includes 366,335 shares held jointly by Mr. Walters and his wife over which they share voting and investment power, and 45,102 shares held by C.W. Cobb and Associates, of which Mr. Walters is President.

(8) Includes presently exercisable options and warrants to acquire 350,051 shares of Common Stock.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth information with respect to persons known to the Company who own or may be deemed to own more than five percent of the Company's Common Stock as of March 1, 2002. Also included is information regarding the beneficial ownership of executive officers of the Company the compensation of which is disclosed in this proxy statement, but who are not members of the Board of Directors.

                                                         Number of Shares                         Percentage of Class
  Name and Address of Beneficial Owner(s)               Beneficially Owned                       Beneficially Owned(1)
------------------------------------------   ---------------------------------------  ---------------------------------------------
5% Shareholders

Julian and Dorothy S. Davidson                         184,672                                         6.79%
1240 Deborah Drive, SE
Huntsville, Alabama  35801

Arthur L. and Lilly D. Walters                         443,599(2)                                     16.13%
4141 N. Henderson Road
Arlington, Virginia 22203

Executive Officers Who are Not Directors

R.B. Anderson, Jr.                                      26,572(3)                                      0.97%

William K. Beauchesne                                   14,833(4)                                      0.54%
-----------------------------------------

(1) Based on 2,720,816 shares outstanding as of March 1, 2002, except with respect to individuals holding options or warrants to acquire Common Stock exercisable within sixty days of March 1, 2002, in which event represents percentage of shares issued and outstanding as of March 1, 2002 plus the number of such options or warrants held by such person.

(2) Includes presently exercisable options and warrants to acquire 30,121 shares of Common Stock.

(3) Includes presently exercisable options to acquire 22,024 shares of Common Stock.

(4)      Represents presently exercisable options to acquire shares of Common
         Stock.

         The Company knows of no other person or persons, other than street name nominee owners, who, beneficially or of record, own in excess of five percent of the Company's Common Stock. Further, the Company is not aware of any arrangement which at a subsequent date may result in a change of control of the Company.


                       PROPOSAL I - ELECTION OF DIRECTORS

         Eight (8) directors will be elected at the Annual Meeting for a one-year period until the 2003 Annual Meeting of Shareholders and until their successors have been elected and qualified. Unless authority is withheld, all proxies in response to this solicitation will be voted for the election of the nominees listed below. Each nominee has indicated a willingness to serve if elected. However, if any nominee becomes unable to serve, the proxies received in response to this solicitation will be voted for a replacement nominee selected in accordance with the best judgment of the proxy holders named therein. Each of the nominees for election as director currently serves as a director.

         The Board of Directors recommends that shareholders vote FOR each of the nominees to the Board of Directors.

NOMINEES FOR ELECTION AS DIRECTORS


   Name and Age(1)                   Position               Principal Occupation During Past Five Years         Director Since(2)
---------------------------   ------------------------  ---------------------------------------------------    ---------------------
Leonard Adler, 66             Director                  Chairman of the Board, Adler Financial Group;                1998(3)
                                                        Principal, Total Crafts

Peter A. Converse, 51         Director, President       President and CEO of the Bank (January 1994 to               1994
                              and CEO of the  Company   present); Senior Vice President/Chief Lending
                              and the Bank              Officer, Federal Capital Bank (March 1992 to
                                                        December 1993); Senior Vice President, Bank of
                                                        Maryland (October 1990 to March 1992); Executive
                                                        Vice President/Chief Lending Officer, Century
                                                        National Bank (May 1986 to July 1990)

Frank L. Cowles, Jr., 72      Director                  Owner and President: Cowles Nissan; Cowles                   1988
                                                        Chrysler-Plymouth;  Cowles Ford; Scottsville
                                                        Hardware; and Greenfields Farm; Of Counsel,
                                                        Cowles, Rinaldi & Arnold (law firm)

W. Douglas Fisher, 64         Chairman of the Board     Retired - Vice President, Aztech Corp. (computer             1988
                                                        systems); Vice President, Executive Systems, Inc.
                                                        (computer systems) (1990 to 1992)

David M. Guernsey, 54         Vice  Chairman  of  the   Owner and Chief Executive Officer, Guernsey Office           1988
                              Board                     Products, Inc.

Robert  H.  L'Hommedieu, 75   Director and Secretary    Retired: Vice President, Hess, Egan, Hagerty and             1988
                                                        L'Hommedieu, Inc. (insurance  brokerage) (through
                                                        1991)

Norris E. Mitchell, 66        Director                  Co-Owner, Gardner Homes Realtors                             1988

Arthur L. Walters, 82         Vice  Chairman  of  the   Owner and President, TransAmerican Bankshares and            1993
                              Board                     various affiliates thereof; President, C. W. Cobb
                                                        and Associates, Inc., mortgage bankers; co-owner
                                                        of various real estate development and management
                                                        companies
---------------------------

(1)  As of March 1, 2002.

(2) The Company became the holding company for Virginia Commerce Bank (the "Bank"), the Company's wholly owned subsidiary on December 22, 1999. The date of commencement of service shown includes service prior to December 23, 1999 as director of the Bank.

(3) Mr. Adler was appointed to the Board of Directors of the Bank effective January 1998. He previously served as a member of the Board of Directors of the Bank from 1989 to 1991.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors of the Bank met twelve (12) times during 2001, and the Board of Directors of the Company met twelve (12) times. All members of the Board of Directors attended at least 75% of the meetings held by the Board of Directors of the Company and the Bank and by all committees on which such members served during the 2001 fiscal year or any portion thereof.

         The Board of Directors of the Bank has the following standing committees, which perform their respective functions for the Company and the
Bank: (a) Audit Committee, (b) Personnel and Compensation Committee, (c) Asset/Liability, Investment and Funds Management Committee, (d) Loan Committee,
(e) CRA Committee, and (f) the Technology Committee. The Board of Directors does not have a standing nominating committee.

         The Audit Committee, presently composed of Messrs. Fisher, L'Hommedieu and Mitchell, is responsible for the review and evaluation of the Company's internal controls and accounting procedures. It also periodically reviews audit reports with the Company's independent auditors, and recommends the annual appointment of such auditors. The Board of Directors has adopted a charter for the Audit Committee. Each of the members of the Audit Committee is independent, as determined under the definition of independence adopted by the National Association of Securities Dealers. During the 2001 fiscal year, the Audit Committee met four (4) times.

         The Personnel and Compensation Committee, composed of all the outside Directors of the Company, is responsible, together with management, for the adoption of the Company's personnel policies and establishing salary and compensation guidelines and levels for all Company officers and personnel. The Committee is also responsible for annually nominating the officers of the

Company, evaluating the performance thereof and recommending the grant of stock options under the Company's Option Plan (as defined below). During the 2001 fiscal year, the Personnel and Compensation Committee met one (1) time.

         The Asset/Liability, Investment and Funds Management Committee, presently composed of Messrs. Converse, Mitchell and Walters, is responsible for the annual review and evaluation of the Bank's funds management and investment policies and the recommendation of guidelines for such activities. The Committee also provides ongoing oversight of management decisions regarding asset/liability management, investments and funds management. During the 2001 fiscal year, the Asset/Liability, Investment and Funds Management Committee met twelve (12) times.

         The Loan Committee, presently composed of Mr. Converse, President and Chief Executive Officer and four outside members of the Board of Directors on a rotating basis, is responsible for the review and evaluation of the Bank's loan policies, oversight of loan portfolio administration and the approval of loans which exceed internal loan authorities. During the 2001 fiscal year, the Loan Committee met twenty three (23) times.

         The CRA Committee, presently composed of Messrs. Adler, Converse and Guernsey, is responsible for establishing and monitoring the Bank's compliance with the provisions of the Community Reinvestment Act. During the 2001 fiscal year, the CRA Committee met four (4) times.

         The Technology Committee, presently composed of Messrs. Adler, Converse, Fisher and Guernsey, is responsible for developing and reviewing strategies for addressing competitive issues through the implementation of new technologies. During the 2001 fiscal year, the Technology Committee met four (4) times.

AUDIT COMMITTEE REPORT

         The Audit Committee has been appointed to assist the Board of Directors in fulfilling the Board's oversight responsibilities by reviewing the financial information that will be provided to the shareholders and others, the systems of internal controls established by management and the Board and the independence and performance of the Company's audit process.

         The Audit Committee has:

         (1) reviewed and discussed with management the audited financial statements included in the Company's Annual Report and Form 10-K;

         (2) discussed with Yount, Hyde & Barbour, P.C., the Company's independent auditors, the matters required to be discussed by statement of Auditing Standards No. 61, and has received the written disclosures and letter from Yount, Hyde & Barbour, as required by Independence Standards Board Standard No. 1; and

         (3) discussed with Yount, Hyde & Barbour, its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the year ended December 31, 2001. The Audit Committee has also considered whether the amount and nature of non-audit services provided by Yount, Hyde & Barbour is compatible with the auditor's independence.

                         Members of the Audit Committee

                         Robert H. L'Hommedieu, Chairman
                         W. Douglas Fisher
                         Norris E. Mitchell

DIRECTORS' COMPENSATION

         During the fiscal year ended December 31, 2001, the directors received an aggregate of $168,000 for attendance at meetings of the Board of Directors of the Company and the Bank. All directors were entitled to receive $1,750 monthly for attendance at Board and committee meetings. Additionally, in January 2002 each of the seven outside directors was granted options to purchase 1,000 shares of Common Stock, at an exercise price of $21.375 per share. The options vest over a three year period, commencing in 2003 and have a term of 10 years from the date of grant. The directors receive no compensation for attendance at committee meetings.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following information is provided with respect to the current executive officers of the Company who are not also directors.


             Name                      Age                                Position
-------------------------------    ------------    -------------------------------------------------------
R.B. Anderson, Jr.                     47            Executive Vice President and Chief Lending Officer

William K. Beauchesne                  46           Executive Vice President and Chief Financial Officer

Kerry J. Donley                        46                 Executive Vice President, Retail Banking

         R.B. Anderson, Jr. - Mr. Anderson, Executive Vice President and Chief Lending Officer of the Bank, joined Virginia Commerce Bank in May 1996. Prior to joining the Bank, Mr. Anderson was a Senior Vice President and Senior Commercial Loan Officer at Allegiance Bank, N.A., Bethesda, Maryland, with which he served since March 1987. Mr. Anderson has over twenty-six years of managerial, administrative and operational lending experience.

         William K. Beauchesne - Mr. Beauchesne, Executive Vice President and Chief Financial Officer of the Bank, joined the Bank in August 1995. Prior to joining the Bank, Mr. Beauchesne served as Chief Operations Officer and Director of Metropolitan Bank for Savings, FSB, Arlington, Virginia. Mr. Beauchesne has over twenty-four years of accounting, operations and financial management experience in the banking industry.

         Kerry J. Donley - Mr. Donley, Executive Vice President, Retail Banking, joined the Bank in February, 1998 as Senior Vice President and Regional Manager. Prior to that time, Mr. Donley was a Vice President at Crestar Bank, where he began his banking career in 1979. Mr. Donley has over twenty-three years managerial and operational experience in retail banking.

             EXECUTIVE OFFICER COMPENSATION AND CERTAIN TRANSACTIONS

COMPENSATION - OVERVIEW

         The following table sets forth a comprehensive overview of the compensation for Mr. Converse, the President of the Company, and executive officers of the Company (including officers of the Bank) who received total salary and bonuses of $100,000 or more during the fiscal year ended December 31, 2001.

                           SUMMARY COMPENSATION TABLE


                                                                                Long-term
                                              Annual Compensation           Compensation Awards
                                  ----------------------------------------- -------------------
                                                                            Securities Underlying      All Other
  Name and Principal Position        Year         Salary        Bonus(1)          Options            Compensation($)
--------------------------------  ------------ -------------  ------------- ---------------------   -----------------
Peter A. Converse, Director,         2001        $180,000      $125,000          6,250(2)              $26,250(5)
President and Chief Executive
Officer - Company and Bank           2000        $165,000       $87,000         13,750(3)              $22,500(5)

                                     1999        $150,000       $58,000         11,343(4)              $16,000(5)


R.B. Anderson, Jr., Executive        2001        $125,000       $50,000          4,375(2)               $4,800(6)
Vice President and Chief
Lending Officer - Bank               2000        $110,000       $35,000          4,125(3)               $3,900(6)

                                     1999        $100,000       $20,000          3,781(4)               $2,745(6)


William K. Beauchesne                2001         $92,500       $25,000          3,750(2)               $3,375(6)
Treasurer and Chief Financial
Officer - Company; Executive         2000         $82,500       $20,000          3,347(3)               $2,925(6)
Vice President and Chief
Financial Officer - Bank             1999         $75,000       $15,000          3,025(4)               $2,280(6)
--------------------------------

(1) Amounts shown as bonus compensation accrue in the year indicated and are paid in the following year.

(2) As adjusted for the five for four stock split in the form of a stock dividend in May 2001. The award vests in equal installments over a three year period, commencing in 2002.

(3) As adjusted for the 10% stock dividend in May 2000 and five for four stock split in the form of a stock dividend in May 2001. The award vests in equal installments over a three year period, commencing in 2001.

(4) As adjusted for the stock restructuring in May 1999, 10% stock dividend in May 2000 and five for four stock split in the form of a stock dividend in May 2001. The award vests in equal installments over a three year period, commencing in 2000.

(5) Includes $5,250, $5,250 and $5,000 for 401(k) matching contribution in 2001, 2000 and 1999, respectively, plus $21,000, $17,250 and $11,000 of director fees paid by the Company/Bank in 2001, 2000 and 1999, respectively.

(6)  Represents 401(k) matching contributions.


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                               Potential Realizable Value
                                                                                               at Assumed Annual rate of
                          Number of       Percent of Total                                    Stock Price Appreciation
                          Securities     Options Granted to   Exercise                             for Option Term
                          Underlying        Employees in     Price Per                     ------------------------------
        Name            Options Granted      Fiscal Year      Share(1)    Expiration Date        5%              10%
---------------------  -----------------  -----------------  ----------   ---------------  --------------  --------------
Peter A. Converse           6,250             11.04%          $10.90       January 2011       $42,843        $108,574

R.B. Anderson, Jr.          4,375              7.73%          $10.90       January 2011       $29,990         $76,002

William K. Beauchesne       3,750              6.63%          $10.90       January 2011       $25,706         $65,144
---------------------

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR END OPTION VALUES




                                                                       Number of Securities               Value of Unexercised
                                Shares                             Underlying Unexercised Options       In-The-Money Options at
                              Acquired on            Value            at December 31, 2001                   December 31, 2001
        Name                    Exercise            Realized         Exercisable/Unexercisable          Exercisable/Unexercisable
------------------------    ----------------     --------------  ---------------------------------   ------------------------------
Peter A. Converse                  0                   0                 96,883 / 19,198                  $1,501,585 / $202,428

R.B. Anderson, Jr.                 0                   0                 17,930 / 8,386                   $253,176 / $87,397

William K. Beauchesne              0                   0                 11,428 / 7,051                   $154,228 / $73,425
------------------------

EMPLOYEE BENEFIT PLANS

         The Company provides all officers and full-time employees with group life and medical and dental insurance coverage. With the exception of the President, the Executive Vice President - Chief Lending Officer, and the Executive Vice President - Chief Financial Officer, all officers and employees pay a portion of the premium costs of medical and dental insurance.

         401(k) Plan. Since 1991, the Bank has maintained a 401(k) defined contribution plan (the "Plan"). Employees who are at least 21 years of age, have completed at least ninety days of continuous service with the Bank and have completed at least 1,000 hours of work during any Plan year are eligible to participate in the Plan. Under the Plan, a participant may contribute up to 15% of his or her compensation for the year, subject to certain limitations. The Bank may also make, but is not required to make, a discretionary contribution for each participant. The amount of such contribution, if any, is determined on an annual basis by the Board of Directors. Contributions by the Bank totaled $140,954 for the fiscal year ended December 31, 2001.

         Stock Option Plans. Under the Incentive Stock Option Plan approved by the Bank's shareholders in 1989 ("1989 Option Plan"), 179,370 shares of Common Stock (as adjusted) were available for issuance under options granted between July 20, 1988 and May 15, 1998. The 1989 Option Plan was designed to enable the Bank to attract and retain qualified personnel and to reward outstanding performance. Eligible employees ("Participants") are those employees, including officers, who at the time options are granted, serve in managerial positions or are deemed to be "key employees" by the Board of Directors. The Board of Directors, in its sole discretion, administered the 1989 Option Plan. Upon the reorganization of the Bank into the holding company form of ownership in 1999, the Company adopted the 1989 Option Plan, and the outstanding options to purchase Bank common stock became options to acquire Company Common Stock. As of March 1, 2002, there were an aggregate of 126,877 (as adjusted) options to purchase shares of Common Stock outstanding under the 1989 Option Plan, at exercise prices ranging from $3.62 to $9.02 per share. Options outstanding under the 1989 Option Plan will expire no later than May 2008. No further options may be granted under the 1989 Option Plan.

         The Company also maintains the 1998 Stock Option Plan, which was approved by shareholders of the Bank at the 1998 Annual Meeting, and assumed by the Company in connection with the reorganization in to the holding company form of ownership. Under the 1998 Plan, as amended, 276,250 shares of Common Stock (as adjusted for the stock restructuring in May 1999, 10% stock dividend in May 2000, and five for four stock split in the form of a 25% stock dividend in May
2001) are available for issuance under options granted between May 1998 and May 2008.

         Options under the 1998 Option Plan may be either incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not ISOs ("Non-ISOs"). Awards to directors may consist only of Non-ISOs. The purpose of the 1998 Option Plan is to advance the interests of the Company through providing selected key employees and the directors of the Company and its subsidiaries with the opportunity to acquire shares of Common Stock. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to key employees and directors of the Company to promote the success of the business, as measured by the value of its shares, and to increase the commonality of interests among key employees, directors and other shareholders. The 1998 Option Plan is administered by the Personnel and Compensation Committee of the Board of Directors, which will perform the functions of the option committee (the "Committee"), consisting of at least three directors of the Company who are not employees of the Company.

         A Participant may, under the 1998 Option Plan, receive additional options notwithstanding the earlier grant of options and regardless of their having been exercised, expired, or surrendered. Participants owning more than 10% of the voting power of all classes of the Company's voting securities (and of its parent or subsidiary companies, if any) may not receive additional ISO's unless the option exercise price is at least 110% of the fair market value of the Common Stock and unless the option expires on the fifth anniversary of the date of its grant. All other options granted under the 1998 Option Plan may expire no later than the tenth anniversary of the date of their grant.

         Option exercise prices are determined by the Committee on the date the subject options are granted. In the event of any merger, consolidation, recapitalization, reorganization, reclassification, stock dividend, stock split, combination or subdivision of shares, or similar event in which the number or kind of shares is changed without receipt or payment of consideration by the Company, the Committee will adjust both the number and kind of shares of stock as to which Options may be awarded under the 1998 Option Plan, the affected terms (including exercise price) of all outstanding Options and the aggregate number of shares of Common Stock remaining available for grant under the 1998 Option Plan. Options may be exercised in whole or in part and are not transferable except upon the death of the participant. Any unexercised options then existing may be exercised by the transferee under the terms of such options.

         No Option may be exercised within six months of its date of grant. In the absence of Committee action to the contrary: (A) an otherwise unexpired ISO, or a Non-ISO granted to an employee, shall cease to be exercisable upon (i) an employee's termination of employment for "just cause" (as defined in the 1998 Option Plan), (ii) the date three months after an employee terminates service for a reason other than just cause, death, or disability, or (iii) the date one year after an employee terminates service due to disability, or two years after termination of such service due to his death; (B) an unexpired Non-ISO granted to a non-employee director shall be exercisable at any time (but not later than the date on which the Non-ISO would otherwise expire.) Notwithstanding the provisions of any Option which provides for its exercise in installments as designated by the Committee, such Option shall become immediately exercisable upon the optionee's death or permanent and total disability. Notwithstanding the provisions of any award which provide for its exercise or vesting in installments, on the date of a change in control, all Options issued under the 1998 Option Plan shall be immediately exercisable and fully vested. At the time of a change in control, the optionee shall, at the discretion of the Committee, be entitled to receive cash in an amount equal to the excess of the fair market value of the Common Stock subject to such Option over the exercise price of such shares, in exchange for the cancellation of such Options by the optionee. Notwithstanding the previous sentence, in no event may an Option be cancelled in exchange for cash within the six-month period following the date of its grant.

         For purposes of the 1998 Option Plan, "change in control" means any one of the following events: (1) the acquisition of ownership of, holding or power to vote more than 51% of the Company's voting stock; (2) the acquisition of the power to control the election of a majority of the Company's directors; (3) the exercise of a controlling influence over the management or policies of the Company by any person or by persons acting as a group within the meaning of
Section 13(d) of the Exchange Act; or (4) the failure during any period of two consecutive years, of individuals who at the beginning of such period constitute the Board of Directors of the Company (the "Continuing Directors") for any reason to constitute at least two-thirds thereof, provided that any individual whose election or nomination for election as a member of the Board was approved by a vote of at least two-thirds of the Continuing Directors then in office shall be considered a Continuing Director. For purposes of defining "change in control," the term "person" refers to an individual or a corporation, partnership, trust, association, joint venture, pool, syndicate, sole proprietorship, unincorporated organization or any other form of entity not specifically listed. The decision of the Committee as to whether a change in control has occurred shall be conclusive and binding.

         As of December 31, 2001, the Company had options for the purchase of 304,234 shares of Common Stock issued and outstanding under the 1989 and 1998 Option Plans. Subsequent to December 31, 2001, options to purchase 46,500 shares of Common Stock, at an exercise price of $21.375 per share, were issued to 23 officers and seven outside directors of the Company and Bank, including options to purchase 7,500 shares of Common Stock issued to Mr. Converse, an option to purchase 4,000 shares of Common Stock issued to Mr. Anderson, an option to purchase 3,750 shares of Common stock issued to Mr. Beauchesne, and options to purchase 1,000 shares issued to each of the seven outside directors. All of the awards made to date under the 1998 Option Plan vest over a period of three years, commencing in the year after the award is made. As of the date hereof, 49,232 options are available for issuance pursuant to the 1998 Option Plan.

         Employment Agreements. Mr. Converse, who became President and Chief Executive Officer of the Bank effective January 1, 1994, does not have a comprehensive, written employment agreement. Mr. Converse is currently entitled to receive salary of $200,000 per year, Company-paid medical insurance for his family and himself, director fees of $2,000 per month, and the use of a bank owned automobile. Mr. Converse is also entitled to participation in all other generally available employee benefit plans. It is anticipated that Mr. Converse will receive a performance related bonus at the end of the fiscal year. The Board of Directors has agreed to provide Mr. Converse with a change in control agreement, which would pay him one year of base salary in the event of his termination or certain other events, following a change in control of the Company. As of the date hereof, no written agreement has been prepared, and detailed provisions of the agreement have not been established. No other executive officer of the Company or Bank the compensation of whom is disclosed in this proxy statement has a written employment agreement. The compensation of such officers is determined by the Personnel and Compensation Committee.

         Transactions with Management and Others. Some of the directors of the Company and Bank or companies with which they are associated, and some of the officers of the Company and Bank, were customers of, and had banking transactions with, the Bank during the fiscal year ended December 31, 2001. All loans and commitments to make loans to such persons by the Bank were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons; and in the opinion of management, did not and do not involve more than a normal risk of collectibility or present other unfavorable features. The maximum aggregate amount of loans (including lines of credit) to officers, directors and affiliates of the Company during 2001 amounted to $10,392,508, representing approximately 39.6% of the Company's total shareholders' equity at December 31, 2001. The aggregate amount outstanding on such loans at December 31, 2001 was $3,368,891. None of these loans has ever been adversely classified, and all of such loans are current as to the payment of interest and principal.

REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE

         The Personnel and Compensation Committee ("the Committee") of Virginia Commerce Bank ("the Bank"), which performs the functions of the compensation committee for the Company, is composed of all the outside directors of the Board. The Committee is responsible for reviewing compensation applicable to the named executive officers, including the President and CEO, Mr. Converse. The Committee considers the relationship of corporate performance to executive compensation and establishes executive compensation which consists primarily of three components; base salary; cash bonuses, and stock options.

         Compensation is paid based on the executive officers' individual and departmental performance, as well as the overall performance of the Company. In assessing the performance of the Company for the purpose of compensation decisions, the Committee considers numerous factors, including earnings during the past year relative to budget plans, growth, business plans for future, safety and soundness of the Bank, and changes in the value of the Bank stock. The Committee also considers salaries paid by other financial institutions with characteristics similar to the Bank The Committee assesses individual executive performance based on the executive's responsibilities and the Committee's determination of the executive's contribution to the performance of the Bank and the accomplishment of the Bank's strategic goals. In assessing performance for purposes of establishing base salaries, the Committee does not make use of a mechanical formula, but instead weighs the factors described above as they deem appropriate in the circumstances. The 2001 salary levels of the Company's executive officers were established consistent with this compensation policy.

         Base Salary. The Committee conducted a review of executive officer compensation in January 2001. Changes for base compensation for 2001 were effective January 1, 2001. In reviewing Mr. Converse's performance, his base salary was consistent with this compensation policy. Mr. Converse's review was based on the factors above, including the current financial performance of the Bank as measured by earnings, asset growth, and overall financial soundness. The Committee also considers the CEO's leadership in setting high standards for financial performance, motivating his management colleagues, and his continued involvement in community affairs, and the Committee's satisfaction with the management of the Bank. As a result of this review, which included a comparison of Mr. Converse's compensation with compensation paid to CEOs of comparable institutions, Mr. Converse's salary was increased by $15,000 to $180,000. Recommendations regarding the base salary of the other named executive officers are made to the Committee by the CEO and are either approved or modified by the Committee. The Committee did not reject or modify in any material way any of the recommendations of the CEO concerning base salaries of the other named executive officers for 2001.

         Cash Bonuses. Bonuses are discretionary and are generally granted to executive officers based on the extent to which the Bank achieves annual performance objectives as established by the Board of Directors and individual accomplishment. Bank performance objectives include net income, earnings per share, and return on equity goals. Bonuses may also be awarded to other officers and employees based on the recommendations of supervisors, or based on the terms of individual incentive compensation arrangements. Bonuses are accrued throughout the year and are generally paid before the end of January in the subsequent year.

         In 2001, the Bank exceeded its target performance goals. Based on the results, the CEO was awarded a bonus of $125,000. This annual bonus amount was accrued as of December 31, 2001 and paid in January 2002. As of December 31, 2001, the total accrued annual bonus for the named executive officers was $200,000, which was paid in January 2002.

         Stock Options. The Committee believes that the granting of options is the most appropriate form of long-term compensation to executive officers since it believes that equity interests in the Company held by executive officers aligns the interests of shareholders and management. This approach is designed to provide incentives for the creation of shareholder value over the long term since the full benefit of this component of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. Stock option grants are discretionary and are limited by the terms and conditions of the company's 1998 Incentive Stock Option Plan. In January 2002 in recognition of the year 2001, Mr. Converse was awarded 7,500 stock options. The named executive officers were awarded 15,250. These awards vest over a three year period, commencing in the year after grant.

         Conclusion. The Committee intends to continue the policy of linking executive compensation to corporate performance and returns to shareholders, recognizing that ups and downs of the business cycle from time to time may result in an imbalance for a particular period.

         No member of the Personnel and Compensation Committee is a former or current officer or employee of the Bank.

                                           Personnel and Compensation Committee

                                           W. Douglas Fisher
                                           David M. Guernsey
                                           Arthur L. Walters
                                           Robert L'Hommedieu
                                           Leonard Adler
                                           Frank L. Cowles, Jr.
                                           Norris E. Mitchell

STOCK PERFORMANCE COMPARISONS

         The following table compares the cumulative total return on a hypothetical investment of $100 in Virginia Commerce Bancorp's common stock at the closing price on December 31, 1996 through December 31, 2001, with the hypothetical cumulative total return on the Nasdaq Stock Market Index (U.S. Companies) and the Nasdaq Bank Index for the comparable period.







                               [GRAPHIC OMITTED]



                                                                            December 31,
                                                  ------------------------------------------------------------------
                                                    1996       1997       1998       1999       2000        2001
                                                  ---------- ---------  ---------- ---------- ---------- -----------
Virginia Commerce Bancorp, Inc.                    100.00     185.62     190.58     209.64     221.34      432.38
Nasdaq Stock Market Index - (U.S. Companies)       100.00     122.48     172.68     320.89     193.01      153.15
Nasdaq Bank Index                                  100.00     167.41     166.33     159.89     182.38      197.44

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Common Stock, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission, and to provide the Company with copies of all Forms 3, 4, and 5 they file.

         Based solely upon the Company's review of the copies of the forms which it has received and written representations from the Company's directors, executive officers and ten percent shareholder, the Company is not aware of any failure of any such person to comply with the requirements of Section 16(a), except that Mr. Donley's Form 3 was not filed on a timely basis after he became an executive officer.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has selected the independent certified public accounting firm of Yount, Hyde & Barbour, P.C. to audit the accounts of the Company for the fiscal year ended December 31, 2002. Representatives of Yount, Hyde & Barbour are expected to be present at the Meeting and available to respond to appropriate questions. The representatives also will be provided with an opportunity to make a statement, if they desire.

FEES PAID TO INDEPENDENT ACCOUNTING FIRM

         Audit fees.

         The aggregate amount of fees billed by Yount, Hyde & Barbour for services provided in connection with the audit of the Company's financial statements for the year ended December 31, 2001, and for review of the financial statements included in the Company' quarterly reports on Form 10-QSB filed during 2001 was $39,332

         All Other Fees.

         The aggregate amount of fees billed for all other professional services provided by Yount, Hyde & Barbour during the year ended December 31, 2001 was $6,846. No portion of this amount related to fees for the design, implementation or operation of the Company's financial information systems.

                              COSTS OF SOLICITATION

         The cost of the proxy solicitation is being borne by the Company. In addition to the use of the mail, proxies may be solicited personally or by telephone, by officers, regular employees or directors of the Company , who will not be compensated for any such services.

         Brokerage firms, fiduciaries and other custodians who forward soliciting material to the beneficial owners of shares of Common Stock held of record by them will be reimbursed for their reasonable expenses incurred in forwarding such material.

                             FORM 10-K ANNUAL REPORT

         THE COMPANY WILL PROVIDE TO ANY SHAREHOLDER SOLICITED HEREBY, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, UPON WRITTEN REQUEST. REQUESTS SHOULD BE DIRECTED TO THE COMPANY'S CHIEF FINANCIAL OFFICER, WILLIAM K. BEAUCHESNE, 14201 SULLYFIELD CIRCLE, SUITE 500 CHANTILLY, VIRGINIA 20151.

                                  OTHER MATTERS

         Management is not aware of any other matters to be presented for action by shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting or any adjournment thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on such matters.

                              SHAREHOLDER PROPOSALS

         All proposals of shareholders to be presented for consideration at the next annual meeting and included in the Company's proxy materials must be received by the Company no later than November 27, 2001.


                                          By Order of the Board of Directors

                                          VIRGINIA COMMERCE BANCORP, INC.

                                          Robert H. L'Hommedieu, Secretary

March 27, 2002

                                 REVOCABLE PROXY
                         VIRGINIA COMMERCE BANCORP, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby makes, constitutes and appoints W. Douglas Fisher, David M. Guernsey and Arthur L. Walters, and each of them (with the power of substitution), proxies for the undersigned to represent and to vote, as designated below, all shares of common stock of Virginia Commerce Bancorp, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Company's Annual Meeting of Stockholders to be held on April 24, 2002 and at any adjournment or postponement of the Annual Meeting.

ELECTION OF DIRECTORS

   [ ]    FOR all nominees listed below (except as noted to the contrary below)

   [ ]    WITHHOLD AUTHORITY to vote for all nominees listed below

   Nominees:    Leonard Adler;  Peter A. Converse;  Frank L. Cowles,  Jr.; W.
                Douglas Fisher;  David M. Guernsey;  Robert H. L'Hommedieu;
                Norris E. Mitchell; and Arthur L. Walters.

   (Instructions: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

-------------------------------------------------------------------------------

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all of the nominees set forth above. In addition, this proxy will be voted at the discretion of the proxy holder(s) upon any other matter which may properly come before the Annual Meeting or any adjournment or postponement thereof.

Important: Please date and sign your name as addressed, and return this proxy in the enclosed envelope. When signing as executor, administrator, trustee, guardian, etc., please give full title as such. If the stockholder is a corporation, the proxy should be signed in the full corporate name by a duly authorized officer whose title is stated.


                                         --------------------------------------
                                         Signature of Stockholder


                                        ---------------------------------------
                                        Signature of Stockholder

                                        Dated:                           , 2002
                                              --------------------------


    PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.

         [ ] Please check here if you plan to attend the Annual Meeting.